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                                                                     EXHIBIT 5.3



                                 HAGEN & PARSONS
                           A PROFESSIONAL CORPORATION

                            ATTORNEYS AND COUNSELORS

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
TIM HAGEN                     WELLINGTON CENTRE
DIRECT DIAL NUMBER:    14643 DALLAS PARKWAY, SUITE 570  TELEPHONE (972) 386-0440
1972) 386-0441                DALLAS, TEXAS 75254             FAX (972) 386-0443
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                                November 22, 2005



Ashton Woods USA L.L.C.
1080 Holcomb Bridge Road
Building 200, Suite 350
Roswell, Georgia 30076

         Re: Ashton Woods USA L.L.C. and Ashton Woods Finance Co. - Rule 144A Offering of 9.5% Senior Subordinated Notes due 2015 OurFileNo.AW-7461

Ladies and Gentlemen:

         We have acted as counsel to Canyon Realty, LLC, a Texas limited liability company ("CR"), Ashton Dallas Residential L.L.C, a Texas limited liability company ("ADR"), Ashton Houston Residential L.L.C, a Texas limited liability company ("AHR"), Ashton Houston Development LLC, a Texas limited liability company ("AHD"), and Ashton Brookstone, Inc., a Texas corporation ("AB"), subsidiaries of Ashton Woods USA L.L.C. f'Ashton Woods"1. in connection with the Registration Statement on Form S-4 (the "Registration Statement"") filed by Ashton Woods, Ashton Woods Finance Co. C'Ashton Finance"1. and the subsidiary guarantors listed in the Registration Statement, including CR, ADR, AHR, AHD, and AB (collectively, the "Guarantors"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the issuance by Ashton Woods and Ashton Finance of up to $125 million aggregate principal amount of their 9.5% Senior Subordinated Notes due 2015 (the "New Notes"1 and the issuance by the subsidiary guarantors named in the Registration Statement of guarantees (each a "Guarantee" and collectively, the "Guarantees"") with respect to the New Notes.

         The New Notes and Guarantees will be issued under an indenture, dated as of September 21, 2005 (the "Indenture"), among Ashton Woods, Ashton Finance, the Guarantors, the other subsidiary guarantors named therein, and U.S. Bank National Association, as trustee. The New Notes and Guarantees will be offered by Ashton Woods and Ashton Finance in exchange for $125 million aggregate principal amount of their outstanding 9.5% Senior Subordinated Notes due 2015 and the related guarantees of those notes.

         As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, and other instrument as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation:

         (i)      the Registration Statement;


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Ashton Woods USA L.L.C.
November 22, 2005
Page 2

         (ii)     the Indenture;

         (iii)    the New Notes;

         (iv)     the Guarantees;

         (v)      Articles of Incorporation and Bylaws of AB;

         (vi)     Articles of Organization and Regulations of CR, ADR, AHR, and
                  AHD;

         (vii) Certificates of Entity Status issued by the Office of the Secretary of State of Texas for CR, ADR, AHR, AHD, and AB ("Certificates of Entity Status""):

         (viii) Certificate of Account Status issued by the Texas Comptroller of Public Accounts for AB ("Certificate of Account Status");

         (ix) Written Consent of the Board of Directors of AB in Lieu of a Meeting; and

         (x) Joint Written Consent of the Sole Member of CR, ADR, AHR, AHD, and others.

         In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In such examination and in rendering the opinions expressed below, we have assumed: (i) the genuineness of all signatures on all documents submitted to us; (ii) the authenticity and completeness of all documents, corporate records, certificates, and other instruments submitted to us; (iii) that photocopy, electronic, certified, conformed, facsimile, and other copies submitted to us of original documents, corporate records, certificates, and other instruments conform to the original documents, records, certificates, and other instruments, and that all such original documents were authentic and complete; and (iv) the legal capacity of all individuals executing documents.

         Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications, and exceptions set forth herein, we are of the following opinion:

         1. AB is validly existing as a corporation and in good standing under the laws of the State of Texas, and AB has the corporate power to execute, deliver, and perform its obligations under the Guarantee.

         2. CR, ADR, AHR, and AHD are each validly existing as a limited liability company and in good standing under the laws of the State of Texas, and CR, ADR, AHR, and AHD each has the limited liability company power to execute, deliver, and perform its obligations under the Guarantees.


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Ashton Woods USA L.L.C.
November 22, 2005
Page 3

         3. The execution, delivery, and performance of the Indenture and the Guarantees by the Guarantors have been duly authorized by all necessary corporate or limited liability company action on the part of CR, ADR, AHR, AHD, and AB.

         4. The execution and delivery by the Guarantors of the Indenture and the Guarantees and the performance of their obligations thereunder have been duly authorized by all necessary corporate, limited liability company, or other action and do not and will not (i) require any additional consents or approvals of their stockholders and members, or (ii) violate any provision of any law, rule, or regulation of the State of Texas or, to our knowledge, any order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to any of the Guarantors which violation would impair its ability to perform its obligations under the Guarantees or (iii) violate any of their respective articles of incorporation, bylaws, articles of organization, or regulations.

         This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

         This opinion has been prepared for your use in connection with the Registration Statement. This opinion may not be relied upon for any other purpose. In addition, the law firm of Paul, Hastings, Janofsky & Walker LLP may rely on this opinion for the purpose of rendering its legal opinion in connection with the Registration Statement. This opinion speaks as of the date hereof. We assume no obligation to advise you of any change in the foregoing subsequent to the effectiveness of the Registration Statement even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

         We hereby consent to be named as counsel to the Guarantors in the Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission.



                                         Very truly yours,



                                         HAGEN & PARSONS,
                                         A PROFESSIONAL CORPORATION



                                         By: Tim Hagen
                                            ----------------------
                                             Tim Hagen, President


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